Exhibit 10.2

EXECUTION COPY

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”), dated as of September 19, 2016, is entered into by and among Isle of Capri Casinos, Inc., a Delaware corporation (“Company”), Eldorado Resorts, Inc., a Nevada corporation (the “Parent”), and the undersigned stockholder of Parent (the “Stockholder”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, concurrently with this Agreement, the Company, Parent, Eagle I Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub A”) and Eagle II Acquisition Company LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub B”), are entering into an Agreement and Plan of Merger (as may be amended from time to time, the “Merger Agreement”), which provides for the merger (the “First Step Merger”) of Merger Sub A with and into the Company, and the merger (the “Second Step Merger” and, together with the First Step Merger, the “Mergers”) of the surviving corporation in the First Step Merger with and into Merger Sub B;

WHEREAS, the Stockholder is the record and beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act, which meaning will apply for all purposes of this Agreement whenever the term “beneficial owner” or “beneficially own” is used) of shares of common stock, par value $0.00001 per share, of Parent (“Shares”) as set forth on Schedule A hereto (the “Owned Shares”; the Owned Shares and any additional Shares or other voting securities of Parent of which the Stockholder acquires record or beneficial ownership after the date hereof, including, without limitation, by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, the Stockholder’s “Covered Shares”);

WHEREAS, as a condition and inducement to the Company’s willingness to enter into the Merger Agreement and to proceed with the transactions contemplated thereby, including the Mergers, the Company and the Stockholder are entering into this Agreement; and

WHEREAS, the Stockholder acknowledges that the Company is entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of the Stockholder set forth in this Agreement and would not enter into the Merger Agreement if the Stockholder did not enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, the Company and the Stockholder hereby agree as follows:

Section 1.                                           Agreement to Vote.

(a)                                 The Stockholder agrees that it shall at any meeting of the stockholders of Parent (whether annual or special meeting and whether or not such meeting is adjourned or postponed), however called, or in connection with any written consent of stockholders of Parent (i) when a meeting is held, appear at such meeting or otherwise cause the Covered Shares to be counted as present thereat for the purpose of establishing a quorum, and respond to each request by Parent for written consent, if any and (ii) vote (or consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all Covered Shares (A) in favor of the Supported Matters and (B) against any Restricted Matters (together with the Supported Proposals, the “Covered Proposals”).

(b)                                 Except as expressly set forth in this Section 1 with respect to Covered Proposals, the Stockholder shall not be restricted from voting in favor of, against or abstaining with respect to any other matter presented to the stockholders of Parent.

For purposes of this Agreement, (i) “Supported Matters” means the Share Issuance and any other matters necessary for the consummation of the Mergers and (ii) “Restricted Matters” means any action, proposal, transaction or agreement that is intended or would reasonably be expected to (1) result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of Parent under the Merger Agreement or of the Stockholder under this Agreement, (2) impede, interfere with, delay, postpone or adversely affect the timely consummation of the Mergers or any of the other transactions contemplated by the Merger Agreement or this Agreement or (3) change in any manner the voting rights of any class of shares of the Parent (including any amendments to the Parent’s charter or by-laws).

Section 2.                                           Grant of Irrevocable Proxy; Appointment of Proxy.

(a)                                 UNTIL THE TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH SECTION 4 HEREOF, THE STOCKHOLDER HEREBY IRREVOCABLY GRANTS TO, AND APPOINTS, THE COMPANY AND ANY OTHER DESIGNEE OF THE COMPANY, ALONE OR TOGETHER, THE STOCKHOLDER’S IRREVOCABLE PROXY AND ATTORNEY IN FACT (WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION), FOR AND IN THE STOCKHOLDER’S NAME, TO VOTE OR GRANT WRITTEN CONSENT OR APPROVAL IN RESPECT OF THE COVERED SHARES IN ACCORDANCE WITH SECTION 1 AT ANY MEETING OF PARENT’S STOCKHOLDERS OR AT ANY ADJOURNMENT THEREOF OR IN ANY OTHER CIRCUMSTANCES UPON WHICH THEIR VOTE, WRITTEN CONSENT OR OTHER APPROVAL IS SOUGHT IN FAVOR OF THE SUPPORTED MATTERS.

(b)                                 The Stockholder agrees to take such further action or execute such other documents or certificates evidencing such proxy as the Company may reasonably request or as may be necessary to effectuate the intent of this proxy. The Stockholder acknowledges receipt and review of a copy of the Merger Agreement.

(c)                                  The Stockholder represents that any proxies heretofore given in respect of the Covered Shares are not irrevocable, and that any such proxies are hereby revoked.

(d)                                 THE STOCKHOLDER HEREBY AFFIRMS THAT THE PROXY SET FORTH IN THIS SECTION 2 IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE UNTIL SUCH TIME AS THIS AGREEMENT TERMINATES IN ACCORDANCE WITH ITS TERMS. The proxy granted in this Section 2 shall automatically expire upon the termination of this Agreement.

(e)                                  The Stockholder hereby affirms that the irrevocable proxy is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. The power of attorney granted by the Stockholder is a durable power of attorney and shall survive the bankruptcy, dissolution, death or incapacity (as applicable) of the Stockholder.

Section 3.                                           Inconsistent Agreements.  The Stockholder hereby represents, covenants and agrees that, except as contemplated by this Agreement, neither the Stockholder nor any entity under Stockholder’s control (a) has entered into, or shall enter into at any time prior to the Termination Date, any voting agreement or voting trust with respect to any Covered Shares nor (b) has granted, or shall grant at any time prior to the Termination Date, a proxy or power of attorney with respect to any Covered Shares, in either case, which is inconsistent with the Stockholder’s obligations pursuant to this Agreement.

Section 4.                                           Termination.  This Agreement shall terminate upon the earliest of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms and (c) written notice of termination of this Agreement by the Company to the Stockholder (such earliest date being referred to herein as the “Termination Date”); provided, that the provisions set forth in Sections 7, 8 and 11 through 24 shall survive the termination of this Agreement; provided, further that no such termination will relieve any party hereto from any liability for any willful, knowing and material breach of this Agreement occurring prior to such termination.

Section 5.                                           Representations and Warranties of the Stockholder.  The Stockholder hereby represents and warrants to the Company as follows:

(a)                                 The Stockholder is the record and beneficial owner of, and has good and valid title to, the Covered Shares, free and clear of Liens other than as created by this Agreement. The Stockholder has sole voting power, sole power of disposition, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Covered Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities Laws and the terms of this Agreement.  As of the date hereof, other than the Owned Shares (and the equity awards relating thereto), the Stockholder does not own beneficially or of record any (i) shares of capital stock or voting securities of Parent, (ii) securities of Parent convertible into or exchangeable for shares of capital stock or voting securities of Parent or (iii) options or other rights to acquire from Parent any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent.

(b)                                 The Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation. The Stockholder has all requisite power, authority and legal capacity to execute and deliver this Agreement and to perform its obligations hereunder.  The execution, delivery and performance of this Agreement by the Stockholder, the performance by the Stockholder of its obligations hereunder, including the proxy described in Section 2, and the consummation by the Stockholder of the transactions contemplated hereby have been duly and validly authorized by the Stockholder and no other actions or proceedings on the part of the Stockholder are necessary to authorize the execution and delivery by the Stockholder of this Agreement, the performance by the Stockholder of its obligations hereunder or the consummation by the Stockholder of the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming due authorization, execution and delivery by Parent and the Company, constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(c)                                  Except for the applicable requirements of the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary on the part of the Stockholder for the execution, delivery and performance of this Agreement by the Stockholder or the consummation by the Stockholder of the transactions contemplated hereby and (ii) neither the execution, delivery or performance of this Agreement by the Stockholder nor the consummation by the Stockholder of the transactions contemplated hereby nor compliance by the Stockholder with any of the provisions hereof shall (A) conflict with or violate, any provision of the organizational documents of any the Stockholder, (B) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on such property or asset of the Stockholder pursuant to, any Contract to which the Stockholder is a party or by which the Stockholder or any property or asset of the Stockholder is bound or affected or (C) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Stockholder or any of the Stockholder’s properties or assets, in each case that would restrict, prohibit or impair the performance by Stockholder of its obligations under this Agreement.

(d)                                 There is no action, suit, investigation, complaint or other proceeding pending or, to the knowledge of the Stockholder, threatened against or affecting the Stockholder or any of its Affiliates that would reasonably be expected to impair the ability of the Stockholder to perform its obligations under this Agreement or consummate the transactions contemplated by this Agreement in a timely manner.

Section 6.                                           Certain Covenants of the Stockholder.  The Stockholder hereby covenants and agrees as follows:

(a)                                 Prior to the Termination Date, and except as contemplated hereby, the Stockholder shall not (i) tender into any tender or exchange offer, (ii) sell (constructively or otherwise), transfer, offer, exchange, pledge, hypothecate, grant, encumber, assign or otherwise dispose of or encumber (collectively “Transfer”), or enter into any contract, option, agreement or other arrangement or understanding with respect to the Transfer of any of the Covered Shares or beneficial ownership or voting power thereof or therein (including by operation of law) other than to a Permitted Transferee, if such Permitted Transferee agrees in writing to be bound by the applicable terms hereof, or (iii) grant any proxies or powers of attorney, deposit any Covered Shares into a voting trust or enter into a voting agreement with respect to any Covered Shares.  Any Transfer in violation of this provision shall be void.  To the extent a Transfer is permitted, such Transfer shall comply with all applicable laws.

(b)                                 Prior to the Termination Date, in the event that the Stockholder acquires record or beneficial ownership of, or the power to vote or direct the voting of, any additional Shares or other voting interests with respect to Parent, such Shares or voting interests shall, without further action of the parties, be deemed Covered Shares and subject to the provisions of this Agreement, and the number of Shares held by the Stockholder set forth on Schedule A hereto will be deemed amended accordingly and such Shares or voting interests shall automatically become subject to the terms of this Agreement.  The Stockholder shall promptly notify Parent and the Company in writing of any such event.

(c)                                  A “Permitted Transferee” means, with respect to Stockholder, (i) a spouse, lineal descendant or antecedent, brother or sister, adopted child or grandchild of the spouse of any child, adopted child, grandchild or adopted grandchild of Stockholder, (ii) any trust, the trustee of which include only the Persons named in clause (i) and the beneficiaries of which include only the Persons named in clause (i) or (ii) any partnership or limited liability company, all partners or members of which include only the Persons named in clause (i) and any trust named in clause (ii).

Section 7.                                           Stockholder Capacity.  This Agreement is being entered into by the Stockholder solely in its capacity as a record and/or beneficial owner of the Covered Shares, and nothing in this Agreement shall restrict or limit the ability of any Stockholder or its Affiliates who is a director, officer or employee of Parent to take any action in his or her capacity as a director, officer or employee of Parent. Nothing in this Agreement is intended to limit or restrict the Stockholder from taking any action or inaction or voting in favor, in the Stockholder’s sole discretion, on any matter in his or her capacity as a director of Parent, and none of such actions in such capacity shall be deemed to constitute a breach of this Agreement.

Section 8.                                           Appraisal Rights.  The Stockholder shall not exercise any rights to demand appraisal of any Covered Shares or right to dissent that may arise with respect to the Mergers, and hereby waives any such rights of appraisal or rights to dissent that the Stockholder may have under applicable Law.

Section 9.                                           Disclosure.  The Stockholder hereby authorizes Parent and the Company to publish and disclose in any announcement or disclosure required by the SEC, including the Joint Proxy Statement/Prospectus, the Stockholder’s identity and ownership of the Covered Shares and the nature of the Stockholder’s obligations under this Agreement.

Section 10.                                    Further Assurances.  From time to time, at the request of the Company and without further consideration, the Stockholder shall take such further action as may reasonably be deemed by the Company to be necessary or desirable to consummate and make effective the transactions contemplated by this Agreement.

Section 11.                                    Non-Survival of Representations and Warranties.  The representations and warranties of the Stockholder contained herein shall not survive the Termination Date.

Section 12.                                    Notices.  All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by email, upon the first Business Day after such email is sent if written confirmation of receipt by email is obtained, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a nationally recognized next-day courier if next Business Day delivery is requested, or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by United States registered or certified mail, return receipt requested, postage prepaid.  All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

if to Parent, to:

Eldorado Resorts, Inc.
100 West Liberty Street, Suite 1150
Reno, NV 89501
Attention:	Anthony L. Carano
E-mail:	acarano@eldoradoresorts.com

with a copy (which shall not constitute notice) to:

Milbank, Tweed, Hadley & McCloy LLP
2029 Century Park East
Floor 33
Los Angeles, California 90067
Attention:	Deborah R. Conrad
Kenneth J. Baronsky
E-mail:	dconrad@milbank.com
kbaronsky@milbank.com

if to the Company, to:

Isle of Capri Casinos, Inc.
600 Emerson Road
Suite 300
St. Louis, MO, 63141
Attention:	Edmund L. Quatmann, Jr.
E-mail:	ed.quatmann@islecorp.com

with a copy (which shall not constitute notice) to:

Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60606
Attention:	Paul W. Theiss
William R. Kucera
E-mail:	ptheiss@mayerbrown.com
wkucera@mayerbrown.com

if to the Stockholder, to the address(es) set forth on the signature page to this Agreement.

Section 13.                                    Interpretation.  When a reference is made in this Agreement to a Section, Article, Schedule or Exhibit, such reference shall be to a Section, Article, Schedule or Exhibit of this Agreement unless otherwise indicated.  The table of contents and headings contained in this Agreement or in any Schedule or Exhibit are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  All words used in this Agreement will be construed to be of such gender or number as the circumstances require.  Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall have the meaning set forth in this Agreement.  All Schedules and Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein.  The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified.

Section 14.                                    Entire Agreement.  This Agreement (including the Schedules and Exhibits hereto) and the Merger Agreement constitute the entire agreement of the parties, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof and thereof.

Section 15.                                    Parties in Interest.  This Agreement is not intended to, and shall not, confer upon any Person other than the parties and their respective successors and permitted assigns any rights or remedies hereunder.  The representations and warranties in this Agreement are the product of negotiations among the parties hereto.  In some instances, the representations and warranties in this Agreement may represent an allocation among the parties of risks associated with particular matters regardless of the knowledge of any of the parties.  Consequently, Persons other than the parties may not rely upon the representations and warranties in this Agreement or the characterization of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 16.                                    Governing Law.  This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal Laws of the State of Delaware, without regard to the Laws of any other jurisdiction that might be applied because of the conflict of laws principles of the State of Delaware.

Section 17.                                    Submission to Jurisdiction.  Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any party or its Affiliates against any other party or its Affiliates shall be brought and determined in the courts of the State of Delaware located in Wilmington, New Castle County, Delaware or the federal courts of the United States of America located in Wilmington, Delaware.  Each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby.  Each of the parties agrees not to commence or maintain any action, suit or proceeding relating thereto except in the courts described above, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein.  Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient.  Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 18.                                    Assignment; Successors.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of Law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Section 19.                                    Enforcement.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  Accordingly, subject to the limitations contained in this Section 19, each of the Company, Parent and the Stockholder shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the State of Delaware located in New Castle County, Delaware or any federal court located in Wilmington, Delaware, this being in addition to any other remedy to which such party is entitled at Law or in equity.  Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at Law would be adequate and (b) any requirement under any Law to post security as a prerequisite to obtaining equitable relief.

Section 20.                                    Severability.  Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

Section 21.                                    Waiver of Jury Trial.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 22.                                    Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.  This Agreement may be executed by signatures delivered by facsimile or email, and a copy hereof that is executed and delivered by a party by facsimile or email (including in .pdf format) will be binding upon that party to the same extent as a copy hereof containing that party’s original signature.

Section 23.                                    Facsimile or Electronic Signature.  This Agreement may be executed by facsimile or electronic signature and a facsimile or electronic signature shall constitute an original for all purposes.

Section 24.                                    No Presumption Against Drafting Party.  Each of the Company, Parent and the Stockholder acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement.  Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

Section 25.                                    Registration Rights.  In consideration for entering into this Agreement, the Stockholder shall be granted customary demand and piggy-back registration rights, including the right to request the Parent to file a shelf registration statement on Form S-3 registering the sale of shares of Parent common stock held by the Stockholder, and the Parent and Stockholder shall enter into an agreement on customary terms and conditions and in form and substance reasonably acceptable to Parent and Stockholder reflecting the foregoing.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ELDORADO RESORTS, INC.

By:	/s/ Gary Carano
Name:	Gary Carano
Title:	Chief Executive Officer

ISLE OF CAPRI CASINOS, INC.

By:	/s/ Eric L. Hausler
Name:	Eric L. Hausler
Title:	Chief Executive Officer

RECREATIONAL ENTERPRISES, INC.

By:	/s/ Gary Carano
Name:	Gary Carano
Title:	Vice President

Stockholder’s Address for Notice:

100 West Liberty Street, 11th Floor
Reno, Nevada 89501

Fax:	(775) 337-9218

Schedule A

11,129,867